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          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 33-26650, 33-32608, 33-4447, 33-48205 and 33-49166.



/s/ ARTHUR ANDERSEN LLP
    ARTHUR ANDERSEN LLP
    Denver, Colorado,
    January 25, 1995.